UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2018 (December 28, 2017)

GREEN SPIRIT INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Cond. Madrid Suite 304, 1760 Loiza Street
San Juan, Puerto Rico 00911

(Address of principal executive offices) (zip code)

(787) 641-8447

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copy to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 8.01 which is incorporated herein by reference.

Item 8.01 Other Events.

On December 26, 2017, the Board of Directors (the “Board”) of the Company appointed Alexander Zhilenkov as a board advisory consultant of the Company, effective December 28, 2017 (the “Effective Date”). In this capacity, Mr. Zhilenkov will provide support and strategic advice to the Company in identifying new business opportunities and expanding its operations geographically. In consideration for the services to be provided, the Company agreed to issue to Mr. Zhilenkov an aggregate of 2,358,431 shares of common stock, par value $0.001 per share, payable annually over a three-year period, subject to continuous service as a board advisory member (the “Annual Fee”). The Annual Fee is subject to vesting as follows: (i) 1/3 on the Effective Date; (ii) 1/3 on the first anniversary of the Effective Date; and (iii) 1/3 on the second anniversary of the Effective Date.

In connection with the foregoing issuances, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) for transactions not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN SPIRIT INDUSTRIES INC.

Dated: January 8, 2018	By:	/s/ Thomas Gingerich
	Name:	Thomas Gingerich
	Title:	Chief Financial Officer